                                                                     EXHIBIT 4.5


                         CAPITAL SECURITY CERTIFICATE

          THIS CAPITAL SECURITY IS A GLOBAL CAPITAL SECURITY WITHIN THE MEANING OF THE DECLARATION HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE "CLEARING AGENCY") OR A NOMINEE OF THE CLEARING AGENCY. THIS CAPITAL SECURITY IS EXCHANGEABLE FOR CAPITAL SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE CLEARING AGENCY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE DECLARATION, AND NO TRANSFER OF THIS CAPITAL SECURITY (OTHER THAN A TRANSFER OF THIS CAPITAL SECURITY AS A WHOLE BY THE CLEARING AGENCY TO A NOMINEE OF THE CLEARING AGENCY OR BY A NOMINEE OF THE CLEARING AGENCY TO THE CLEARING AGENCY OR ANOTHER NOMINEE OF THE CLEARING AGENCY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

          UNLESS THIS CAPITAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE CLEARING AGENCY TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CAPITAL SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE CLEARING AGENCY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate Number:                               Aggregate Liquidation
                                                  Amount: $17,000,000

CUSIP Number:

                   Certificate Evidencing Capital Securities

                                      of

                           Westbank Capital Trust I

                          [_____]% Capital Securities
                 (liquidation amount $   per Capital Security)

          NHTB Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of 17,000,000 Capital Securities of the Trust]/1/ [the aggregate number of Capital Securities of the Trust specified in Schedule A hereto]/2/ representing undivided preferred beneficial interests in the assets of the Trust designated the [_____]% Capital Securities, (liquidation
amount $   per Capital Security) (the "Capital Securities"). The Capital
Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of the Trust, dated as of [_________], 1999, as the same may be amended from time to time (the "Declaration"), including the designation of the terms of the Capital Securities as set forth in Annex I to the Declaration. Capitalized terms used but not defined herein shall have the meaning given them in the Declaration. The Sponsor will provide a copy of the Declaration, the Capital Securities Guarantee and the Indenture (including any supplemental indenture) to a Holder without charge upon written request to the Trust at its principal place of business.

          Upon receipt of this Certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder and to the benefits of the Capital Securities Guarantee to the extent provided therein.

          By acceptance hereof, the Holder agrees, for United States federal income tax purposes, to treat the Debentures as indebtedness and the Capital Securities as evidence of indirect beneficial ownership in the Debentures.

________________________

     /1/  Insert in Definitive Capital Securities only.

     /2/  Insert in Global Capital Securities only.

          IN WITNESS WHEREOF, the Trust has executed this certificate this _____ day of _______________, 1999.


                              Westbank Capital Trust I


                              By:_________________________________
                                 Name:
                                 Administrative Trustee



               PROPERTY TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the [_____]% Capital Securities of Westbank Capital Trust I referred to in the within-mentioned Declaration.

Dated: _____________, 1999


                              WILMINGTON TRUST COMPANY,
                              not in its individual capacity but solely as Property Trustee


                              By:_____________________________
                                 Authorized Signatory

                              REVERSE OF SECURITY

     Distributions on each Capital Security will be payable at a fixed rate per annum of [_____]% (the "Coupon Rate") of the liquidation amount of $ per Capital Security, such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears for more than one quarterly period will bear interest thereon compounded quarterly at the Coupon Rate (to the extent permitted by applicable law). The term "Distributions," as used herein, includes such cash distributions and any and all such interest, if any, payable unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds legally available therefor.

          Distributions on the Capital Securities will be cumulative, will accumulate from the most recent date to which Distributions have been paid or, if no Distributions have been paid, from [_________], 1999 and will be payable
quarterly in arrears, on         ,        ,              and             of each
year, commencing [_________], 1999, except as otherwise described below. Distributions will be computed on the basis of a 360-day year consisting of twelve 30-day months. As long as no Event of Default has occurred and is continuing under the Indenture, the Debenture Issuer has the right under the Indenture to defer payments of interest by extending the interest payment period at any time and from time to time on the Debentures for a period not exceeding 20 consecutive calendar quarterly periods, including the first such quarterly period during such extension period (each an "Extension Period"), provided that
                                                                  -------- ----
no Extension Period shall end on a date other than an Interest Payment Date for the Debentures or extend beyond the Maturity Date of the Debentures. As a consequence of such deferral, Distributions will also be deferred. Notwithstanding such deferral, quarterly Distributions will continue to accumulate with interest thereon (to the extent permitted by applicable law, but not at a rate exceeding the rate of interest then accruing on the Debentures) at the Coupon Rate compounded quarterly during any such Extension Period. Prior to the termination of any Extension Period, the Debenture Issuer may further defer payments of interest by further extending such Extension Period; provided that
                                                                 -------- ----
such Extension Period, together with all such previous and further extensions within such Extension Period, may not (i) exceed 20 consecutive quarterly periods, including the first quarterly period during such Extension Period, (ii) end on a date other than an Interest Payment Date for the Debentures or (iii) extend beyond the Maturity Date of the Debentures. Payments of accumulated Distributions will be payable to Holders as they appear on the books and records of the Trust on the record date immediately preceding the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period, subject to the above requirements.

          Subject to receipt by the Sponsor of any and all required regulatory approvals and to certain other conditions set forth in the Declaration and the Indenture, the Property Trustee may, at the direction of the Sponsor, at any time dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, cause the Debentures to be distributed to the Holders of the Securities in liquidation of the Trust or, simultaneously with any redemption of the Debentures, cause a Like Amount of the Securities to be redeemed by the Trust.

          The Capital Securities shall be redeemable as provided in the Declaration.

                            _______________________

                                  ASSIGNMENT
                            _______________________


FOR VALUE RECEIVED, the undersigned hereby assigns and transfers this Capital Security Certificate to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
           (Assignee's social security or tax identification number)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                      (Address and zip code of assignee)

and irrevocably appoints
________________________________________________________________________________

________________________________________________________________________________

_______________________________________________________________________ agent to transfer this Capital Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:__________

Signature:__________________________________________________________
(Sign exactly as your name appears on the other side of this Capital Security Certificate)

Signature Guarantee:________________________________________________



______________________

     Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.